                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21

PARENTS AND SUBSIDIARIES
------------------------

James A. Collins, Chairman of the Board, owned of record and beneficially, at June 30, 1998, 3,800,840 shares of the Company's common stock, representing approximately 13 percent of the Company's total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 1998:

                                                 Jurisdiction of
               Name of Subsidiary                Incorporation
-----------------------------------------------------------------
Buffalo Ranch Australia Pty, Ltd.                  Australia
Buffalo Ranch Steakhouses, Inc.                    California
CFI Insurers, Ltd.                                 Bermuda
Collins Finance and Management Pty, Ltd.           Australia
Collins Foods Australia Pty, Ltd.                  Australia
Collins Foods International, Pty, Ltd.              Nevada
Collins International, Inc.                        Delaware
Collins Properties, Inc.                           Delaware
Collins Property Development Pty, Ltd.             Australia
Curly's of Springfield, P.A., Inc.               Pennsylvania
Dalton's Roadhouse, Inc.                           California
F.R. Group #3756, Inc.                             Maryland
F.R. Group #3799, Inc.                             Maryland
Furnace Concepts Australia Corp.                    Nevada
Furnace Concepts International, Inc.                Nevada
Gulliver's Australia Pty, Ltd.                     Australia
J.S.S. Restaurants Ltd.                             Canada
Josephina's, Inc.                                  California
Mexican Concepts, Inc.                             California
Restaurant Concepts International, Inc.             Nevada
Restaurant Concepts of Australia Pty, Ltd.          Nevada
Rustler No. 3, Inc.                                Maryland
Scott's & Sizzler Ltd.                             Canada

                                                Jurisdiction of
               Name of Subsidiary               Incorporation
----------------------------------------------------------------
SizHarCo, Inc.                                    Maryland
SizMoCo, Inc.                                     Maryland
Sizzler Australia Pty, Ltd.                       Australia
Sizzler Family Steak Houses, Inc.                  Nevada
Sizzler Franchise Development, Ltd.               Bermuda
Sizzler Holdings of Canada, Inc.                  Canada
Sizzler International Marks, Inc.                 Delaware
Sizzler New Zealand Limited                        Nevada
Sizzler of N.Y., Inc.                             New York
Sizzler of VA., Inc.                               Virginia
Sizzler Restaurant Services, Inc.                  Nevada
Sizzler USA Restaurants, Inc.                     Delaware
Sizzler Restaurants Management, Inc.              California
Sizzler South Pacific Pty, Ltd.                    Nevada
Sizzler Southeast Asia, Inc.                       Nevada
Sizzler Steak Seafood Salad (S) Pte. Ltd.         Singapore
Sizzler USA Franchise, Inc.                       Delaware
Sizzler USA Real Property, Inc.                   Delaware
Sizzler USA. Inc.                                 Delaware
Tenly Enterprises, Inc.                         Pennsylvania
The Italian Oven Australia Pty, Ltd.              Australia